UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

Floridian Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-53589	20-4539279
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
175 Timacuan Boulevard, Lake Mary, Florida		32746
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (407) 321-3233

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FLORIDIAN FINANCIAL GROUP, INC.

FORM 8-K

CURRENT REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On June 15, 2011, Floridian Financial Group, Inc. (the “Company”) received notice from W. Warner Peacock, a director of the Company and Chairman of the Company’s Audit Committee, stating that he has resigned from his position as director of the Company and Chairman of the Audit Committee, effective as of June 12, 2011. The Company believes that Mr. Peacock’s resignation is a result of a disagreement with management concerning the operation of the Company, in general, as it relates to maximizing earnings and shareholder value. Mr. Peacock has provided written correspondence to the Company discussing the circumstances of his resignation, a copy of which is filed as an exhibit to this report on From 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
17.1	Resignation letter of W. Warner Peacock dated June 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDIAN FINANCIAL GROUP, INC.

Date:	June 16, 2011	By:	/s/ John Waters
John Waters,
Executive Vice President and CFO

EXHIBIT INDEX

Exhibit Number	Description

17.1	Resignation letter of W. Warner Peacock dated June 15, 2011.